Exhibit 10.6

Form of Custom Processing Framework Agreement

Agreement Number:

This Custom Processing Framework Agreement (this “Agreement”) is entered into on 【 】 by and between the following Parties:

Party A:

Add.:

Tel:

Fax:

Party B: Rider Sports Fashion Limited

Add.: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing

Tel: +86-10-5877 2070

Fax: +86-10-5877 3378

Whereas,

1.Party B is focusing on designing and manufacturing cycling apparel and other related products.

2. Party A entrust Party B to design and manufacture cycling apparel and other related products;

THEREFORE, with regard to issues on custom processing cycling apparel and other related products, the Parties, through amicable negotiation, agree as follows:

Article 1 Custom Processing

1. The category, pattern, fabric, size, quantity, unit price, total price of the product, which Party A entrust Party B to design and manufacture, shall subject to the order that Party A provide through Party B’s online custom platform or the communication records of both parties’ employees;

2. The appearance of custom processing products shall consist with the renderings confirmed by the parties through online custom platform. Both parties agree to regard the confirmed design records on online custom platform as the final proof.

Article 2 Delivery, Shipment and Payment

1. Party B warrants that the delivery period of custom processing products shall be two(2) to three(3) weeks as of the date when the parties confirm final renderings through online custom platform; Any party claiming for advanced or delayed delivery shall negotiate with the other party and come to a written agreement in advance, and both parties shall perform accordingly; With regard to the delayed deliveries which are not resulted from Party B’s subjective reasons, including without limitations those attributed to customs or carriers, the losses caused hereby shall not be assumed by Party B.

2. The forms of shipment shall be confirmed by both parties through online custom platform or email, and Party B shall assume the shipping charges.

3. Both parties agree that once the parties confirm the product renderings through online custom platform, Party A shall pay fifty percent of the total payment (hereinafter referred to as “Advanced Payment”); After Party B’s production of the products and before the delivery, Party A shall pay the remaining fifty percent of the total payment(hereinafter referred to as “Remaining Payment”); Party B shall arrange delivery upon receipt of the Remaining Payment.

Article 3 Intellectual Property Right

1. Party A hereby authorizes Party B to use the LOGO, pictures and any other Intellectual Property Rights provided by Party A on custom processing products; Party A further warrants that, such LOGO, pictures and any other Intellectual Property Rights are owned by itself or it has the right to use or it is legally authorized or licensed by other related person and entitled to authorize or license to other parties.

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2. Any infringement complaints, arbitration, and litigation etc from any third party, caused by the fact that Party B uses the LOGO, pictures and any other Intellectual Property Right provided by Party A on the custom processing product, shall be assumed by Party A, and Party A shall also compensate Party B’s losses caused thereby.

3. The Intellectual Property Right of the custom processing products belongs to Party B, except the LOGO, pictures and other Intellectual Property Rights provided by Party A.

Article 4 Product Quality and Customer Service

1. Party B hereby warrants that the quality of its products meets the national standard;

2. Within one month as of the date of Party A’s receipt of the products, in the event of the unqualified products by Party B, and in cases that the Parties confirm that the quality problems are caused by production and processing defects, Party B shall reproduce and replace the products free of charge, and the shipping cost caused thereby shall be assumed by Party B.

Article 5 Both Parties’ Rights and Obligations

1. Party A is entitled to supervise Party B’s manufacture work under this agreement, however, it shall not interfere with the normal work of Party B.

2. Party A shall help Party B with its manufacture work as set forth in this agreement. If Party B isn’t able to complete custom processing work within the period as agreed in this agreement resulting from Party A’s failure to perform its assisting obligations, Party B is entitled to extend the delivery period specified in this agreement.

3. Party A shall pay to Party B as agreed in this agreement.

4. Party B shall, consisting with the deadline and quality specified in this agreement, provide Party A with the custom processing products as agreed upon this agreement.

5. Without the written consent from Party A, Party B shall not use all of Party A’s LOGO, pictures and other Intellectual Property Rights which are authorized by Party A under this agreement, on the custom processing products of any third party.

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Article 6 Effectiveness and Termination

1. This Agreement takes effect as of the date when it is signed by the Parties. The term of this Agreement is one (1) year unless otherwise agreed by both parties or early termination occurs in accordance with Article 6.2 under this Agreement. This Agreement shall be extended upon both parties’ written confirmation prior to the expiration of this Agreement and the extended term shall be determined by both parties.

2. Unless provided otherwise herein, any party is entitled to exercise immediate early termination of this Agreement by sending a written notice should any of the following events were to occur:

a) one party breaches this Agreement, and within thirty (30) days after the other party sends out the written notice, fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the other party for any losses incurred by the breach.

b) one party is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

c) due to any event of Force Majeure, one party ’s failure to perform this Agreement lasts for over twenty (20) days.

Article 7 Force Majeure

1.“Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

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2. The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that, such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

3. The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

Article 8 Confidentiality

1. Either Party shall keep confidential any confidential material and information of the other Party known or accessed due to the execution or performance of this Agreement (the “Confidential Information”). Without the other Party’s written consent, neither Party shall disclose, give or transfer such Confidential Information to any third parties.

2. If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all of the documents, materials, or software that contain any Confidential Information as requested, and stop using the Confidential Information.

3. The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, unless the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

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Article 9 Liability for Breach of Contract

1. Either Party’s direct or indirect violation of any provisions herein or failure in assuming or untimely or insufficient assumption of any of its obligations hereunder shall constitute a breach of contract. The non-default Party (the “Non-default Party”) is entitled to send to the default Party (the “Default Party”) a written notice, requesting the Breaching Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

2. After the occurrence of breach, and in the event that such a breach has made it impossible or unfair for the Non-Breaching Party to perform its corresponding obligations hereunder based on the Non-Breaching Party’s reasonable and objective judgments, the Non-Breaching Party is entitled to send to the Breaching Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Breaching Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

3. The losses of the Non-Breaching Party that shall be compensated by the Breaching Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, the attorneys’ fee, litigation and arbitration fee, financial expense and travel charge.

4. Once Party B has started production in accordance with the custom renderings as confirmed by both parties, in the event that Party A changes its requirements on products’ appearance or other aspects, the “Advanced Payment” that Party A have paid to Party B shall be taken as liquidated damages to Party B as a result of Party A’s breach of contract. If such amount is insufficient to cover Party B’s losses, Party A shall compensate other losses of Party B as well. Under this condition , if Party B need to redesign and reprocessing according to Party A’s updated requirements based on mutual agreement by both parties, Party A shall pay for the redesign and reprocessing separately, the amount of payment shall be decided upon mutual agreement by both parties.

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Article 10 Dispute Resolution and Governing Law

1. With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

2. In case no resolution can be made, the dispute shall be submitted to for Beijing Arbitration Commission in accordance with its arbitration rules then effective. The arbitration shall be conducted in Chinese. The arbitration judgment shall be final and binding upon the Parties.

3. The termination, effectiveness, implementation and interpretation of this Agreement and resolution of disputes shall all be governed by laws of the PRC.

Article 11 Delivery of Notice

Notices relevant to this Agreement sent by one Party to the other shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent.

Article 12 Miscellaneous

1. This Agreement is written in Chinese with a English translation. In the event of any discrepancy between the two versions, the Chinese version shall prevail. This Agreement is made with two(2) original copies, with one (1) original to be retained by each Party hereto.

2. The Parties may amend and supplement this Agreement in the way of a written agreement. Amendment agreements and supplement agreements executed by the Parties are both part of this Agreement, having the same legal effect as this Agreement.

3. Matters not covered in this Agreement shall be determined by the Parties separately through consultations.

[No text below]

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[Signature Page of Custom Processing Framework Agreement]

IN WITNESS HEREOF, the Parties have caused this Custom Processing Framework Agreement to be executed on the date and at the place first above written.

Party A:

Authorized Representative (Signature):

Party B: Rider Sports Fashion Limited (Seal)

Authorized Representative (Signature):

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